UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Cryptologic Inc.

On April 23, 2007, WPT Enterprises, Inc. entered into a Software Supply and Support Agreement (the "Agreement") by and between the Company, WPT Enterprises, Malta, a corporation to be formed under the laws of Malta (together with WPT Enterprises, Inc., the "Company"), Cryptologic Inc., an Ontario, Canada corporation ("Cryptologic") and WagerLogic Limited, a Cyprus corporation and wholly-owned subsidiary of Cryptologic ("WagerLogic," and WagerLogic and Cryptologic shall referred to collectively as "Cryptologic"). Pursuant to the Agreement, Cryptologic will operate an online poker room (the "Poker Room") and online casino (the "Casino," and together with the Poker Room, the "Gaming Site") utilizing its proprietary software, in exchange for a revenue splitting arrangement with the Company. Under the Agreement, the Company will be a member in a centralized online gaming network (the "Network") with several other licensees of Cryptologic pursuant to which players will be able to play on the Company’s branded Gaming Site on the Network.

Obligations of the Parties

Cryptologic is responsible for, among other things, (i) providing and managing all required software to operate the Gaming Site, (ii) providing all necessary technical and player support for the Gaming Site, (iii) managing and processing all financial transactions by players in connection with the Gaming Site, (iv) developing and implementing, in conjunction with the Company, customized software applications for the Gaming Site, (v) ensuring that the Gaming Site complies with all applicable gaming regulations, and (vi) developing and operating "virtual" online poker rooms (i.e., online poker rooms known as "Skin Sites," where the players therein are participating in the same network as the Gaming Site, but accessing the Gaming Site through an alternate website that could be branded and marketed differently from the Gaming Site)(collectively, the "Services").

The Company is responsible for, among other things, (i) marketing and advertising of the Gaming Site and any Skin Sites, (ii) obtaining valid gaming licenses in each necessary jurisdiction, and (iii) providing Cryptologic with the appropriate Company intellectual property needed to develop and brand the Gaming Site and any Skin Sites and to develop any customized software to be utilized on the Gaming Site or Skin Sites.

Online Poker Room and Casino

The Agreement provides that the Poker Room will be operational and accessible by players by June 14, 2007 (the "Go-Live Date"). By September 30, 2007, Cryptologic is required to have five (5) casino games available to be played in the Casino (the "Initial Casino"). The Company has an option, exercisable at any time prior to July 1, 2008, to require Cryptologic to provide a full suite of its casino games within three (3) months of such notice (the "Full Casino"). Additionally, the Company can request the development of one (1) Skin Site in calendar 2007 and up to four (4) additional Skin Sites in calendar 2008. Furthermore, the Company may at any time request that Cryptologic develop and implement the Poker Room or Skin Sites, as applicable, to be operated in languages other than English (an "Additional Language Poker Room"), subject to additional payments as described below. Cryptologic and the Company have also agreed to collaborate on the development of specialized software to be incorporated into the Gaming Site, for reasonable fees to be determined by the parties upon such development.

Revenue Split

In exchange for providing the Services, Cryptologic is entitled to the following percentages of the "Gaming Revenue," defined as a measure of the net revenue the Company derives from the operation of the Gaming Site:

(a) Twenty-two percent (22%) of the first $150,000 of Gaming Revenue per month;

(b) Twenty-one percent (21%) of the Gaming Revenue in excess of $150,000 but less than $500,000 per month; and

(c) Twenty percent (20%) of the Gaming Revenue in excess of $500,000 per month.
Gaming Revenue is calculated net of certain expenses, including game royalty fees, customer chargebacks, taxes, Poker Marketing Fund contributions (as described below) and other expenses, and the Company’s share of the Gaming Revenue will be paid to the Company on a monthly basis.

Minimum Revenue and Liquidity Requirements

If, at any time after the nine (9) month anniversary of the Go-Live Date, monthly Gaming Revenues fall below $500,000 for three (3) consecutive months, Cryptologic has the right to terminate the Agreement on ninety (90) days written notice. However, the Company may prevent any such termination through payment of the shortfall of Cryptologic’s percentage of such Gaming Revenue within thirty (30) days of receipt of Cryptologic’s notice of termination.

If at any time during the term of the Agreement the average daily gross revenue, over a ninety (90) day period, derived by Cryptologic through the Network falls below $125,000, the Company has the right to terminate the Agreement.

Minimum Revenue Guarantees

The Company is required to meet minimum Gaming Revenue guarantees as follows:

(a) For the Initial Casino, the Company must earn a minimum of $500,000 annually;

(b) If the Company elects to license the Full Casino, the Company must earn a minimum of $2,500,000 in Gaming Revenues annually;

(c) If, at the request of the Company, Cryptologic develops any Additional Language Poker Rooms, the Company must earn a minimum of $200,000 in Gaming Revenues annually from each such Additional Language Poker Room; provided, however, that this guarantee will be eliminated after (i) one (1) year from the launch of the requested Additional Language Poker Room, or (ii) the time Cryptologic offers a multiple-language platform to its Network; and

(d) For each Skin Site, the Company must earn a minimum of $50,000 per month in Gaming Revenues from each such Skin Site (the minimum amounts described in (a) through (d) are defined as the "Minimum Guaranteed Payments").

In general, if the Company fails to earn the full pro-rata amount of any of the Minimum Guaranteed Payments described above in any particular quarter (or in certain cases, any month), Cryptologic will be entitled to receive the shortfall of such Minimum Guaranteed Payment out of the Company’s future Gaming Revenue. At the end of each year, the parties will "true up" the Minimum Guaranteed Payments so that the Company will not have paid in excess of the Minimum Guaranteed Payments in any year.

Additional Fees

There is a one-time fee of $50,000 payable by the Company for the initial preparation and launch of the Gaming Site. In addition, the Company will be obligated to pay Cryptologic a monthly fee of $7,500 for the management of tournaments, collusion detection, customer support and overall management of the Poker Room and must make Poker Marketing Fund contributions equaling four percent (4%) of Poker Room revenue for certain marketing initiatives.

Term and Termination

The Agreement’s term extends until June 30, 2010. The Agreement can be terminated prior to the end of the term for reasons customary to this type agreement, as well as by each individual party as follows:

(a) By Cryptologic immediately upon (i) repeated, unauthorized attempts by Company employees or contractors to gain unauthorized access to Cryptologic’s computer systems, (ii) the loss of any applicable gaming license of the Company, or (iii) failure of any probity review initiated by Cryptologic.

(b) By the Company immediately upon (i) any act of Cryptologic that jeopardizes any gaming licenses of the Company or its affiliates or jeopardizes the Company’s relationship with its auditors, that is not cured within ninety (90) days, (ii) the Company loss of any gaming license necessary to operate the Gaming Sites, or (iii) a change of control in WPT Enterprises, Inc. within three (3) months of such change of control upon thirty (30) days written notice, subject to a termination fee payable to Cryptologic upon such termination.

Other Terms

The Agreement permits the Company to block access to the Gaming Site by any player at its discretion. The parties agreed that Cryptologic will be the only internet-based supplier of casino or poker room software for real money wagering to the Company and its affiliates, subject to certain limited exceptions, such as the Company’s operation or partnering with "free play" gaming websites. The Agreement expressly provides that the Company may enter into real-money wagering relationships with (i) casino or poker platforms accessed primarily through interactive TV, wireless phones, PDA’s or mobile gaming devices, (ii) websites offering skill games, or (iii) websites offering sportbooks. Furthermore, the Company agreed to provide Cryptologic with a right of first refusal to enter into any proposed online sponsorship arrangement the Company may initiate and offer to third parties in connection with real money internet-based gaming businesses. Additionally, the parties agreed to certain provisions that are standard to agreements of this type in connection with intellectual property ownership and data rights, limitations on liability and indemnification.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

April 25, 2007	By:	/s/ Scott A. Friedman

Name: Scott A. Friedman
Title: Chief Financial Officer